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                                                                    Exhibit 23.2





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


                  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-89477) and related Prospectus of Integrated Surgical Systems, Inc. for the registration of 1,541,784 shares of its common stock and to the incorporation by reference therein of our reports dated February 12, 1999, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998 and its Proxy Statement dated October 5, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP
Sacramento, California
December 3, 1999